                                                                  Exhibit 3(i)-7

                       AMENDED ARTICLES OF INCORPORATION

                                    of the

                        OMO MINING AND LEASING COMPANY

     Whereas, the Omo Mining and Leasing Company is duly incorporated under and by virtue of the laws of the State of Idaho by Articles of Incorporation duly made and filed and recorded in the office of the Secretary of State of Idaho on January 19th, 1926, and in the office of the County Recorder of Elmore County in said State on January 18th, A.D., 1926.

     Whereas, by Article I the name of this corporation is Omo Mining and Leasing Company.

     NOW, THEREFORE, the stockholders of the said company, by a majority vote thereof at a special meeting of the stockholders, duly held on the 20th day of February, 1926, at two o'clock in the afternoon, as provided by the by-laws and with the assent of all of the capital stock outstanding of said company and all the holders thereof, to-wit: of all of said capital stock and of the holders thereof, duly made and assigned and filed with the Secretary of the company, do hereby adopt these and make the following amendment to the Supple Mental Articles of Incorporation, to-wit:

                                 AMENDMENT I.

     The name of the Corporation, Omo Mining and Leasing Company, shall be changed to Omo Mines Corporation.

     We, O. C. Lapp and J. T. Omo, respectively the president and secretary of the corporation, do hereby certify that the Supple Mental Articles of Incorporation hereinbefore set forth and the amendment to the Article of Incorporation embraced therein, were duly adopted by the Trustees of the said company by a majority vote thereof, which vote was given at a special meeting of the stockholders and the Board of Directors of the corporation at the general offices of the company at Mountain Home, Idaho, on the 20th day of February, A.D., 1926 at two o'clock in the afternoon, as provided by the by-laws, that such Supple Mental Articles and Amendment as hereinbefore set forth are correct and that in accordance with the statute in such case made and provided, we hereby certify the same in triplicate to be correct.

     IN TESTIMONY WHEREOF, we have hereunto set our hands and seals on this, the 20th day of February, 1926.

ATTEST:

/s/ J. T. Omo                           /s/ O. C. Lapp
------------------------                --------------------------
Secretary                               President

                                        /s/ Thomas Treatham

STATE OF WASHINGTON,)
                    ) ss.
COUNTY OF SPOKANE.  )

     I, the undersigned, a Notary Public in and for the aforesaid County and State, do hereby certify that on the 27th day of February, 1926, personally appeared before me J. T. Omo and O. C. Lapp, to me known to be the individuals described in and who executed the within instrument, and acknowledged to me that they executed same as their own free and voluntary acts and deeds for the uses and purposes therein mentioned.

     Given under my hand and seal the day and year in this Certificate first above written.

                                        /s/ [ILLEGIBLE]
                                        --------------------------
                                        Notary Public in and for
                                        the State of Washington.
                                        Residing at Spokane.

STATE OF IDAHO.  )
                 ) ss.
COUNTY OF ELMORE.)

     I, the undersigned, a Notary Public in and for the aforesaid County and State, do hereby certify that on the First day of March, 1926, personally appeared before me Thomas Treatham, to me known to be the individual described in and who executed the within instrument, and acknowledged to me that he executed the same as his own free and voluntary act and deed for the uses and purposes therein mentioned.

Given under my hand and seal the day and year in this Certificate first above written.

                                        /s/ [ILLEGIBLE]
                                        --------------------------
                                        Notary Public in and for the State
                                        Of Idaho, Residing at Mountain Home.



CERTIFICATE OF TRUE COPY--RECORDER            Gazette Print, Glenns Ferry, Idaho
================================================================================
STATE OF IDAHO.  )       I, F. M. HOBBS, Auditor and Recorder in and for the
                 ) ss.   County of Elmore, State of Idaho, do hereby certify
COUNTY OF ELMORE.)       that the foregoing is a true and correct copy of the
                         original Articles of Incorporation Omo Mining & Leasing
                         Company, now on file in my office.
                         GIVEN UNDER MY HAND and official seal at Mountain Home,
                         Idaho, this, the 2nd day of March A.D. 1926
                         ATTEST: /s/ F. M. Hobbs, Auditor and Recorder.
                                 By                           , Deputy.
                                    --------------------------

                                Certified Copy
                                    #37614
--------------------------------------------------------------------------------
                             Omo Mining & Leasing
                                    Company

                                   -- TO --

                             Whom It May Concern:
--------------------------------------------------------------------------------
                              Amended Articles of
                                 Incorporation
--------------------------------------------------------------------------------
                           Dated February 27 - 1926
--------------------------------------------------------------------------------
STATE OF IDAHO.   )
                  ) ss.
COUNTY OF ELMORE. )

     I hereby certify that this instrument was filed for record at request of Thos. Treatham at 05 minutes past 9 o'clock a.m., this 29 day of March A.D. 1926 in my office, and duly recorded in Book _______ of __________________________ at Page ________

                                        F. M. Hobbs
                                        --------------------------
                                             Ex. Officio Recorder,
                                        By /s/ Marriell Smith
                                           -----------------------
                                                           Deputy,
                                        Fees $     50(cents)
                                              --------------------

                                     File
--------------------------------------------------------------------------------
                           Return to Thos. Treatham
                                     City.

                                    15352-a

                      Certified Copy of amendment to the
                         Articles of Incorporation of

                         OMO MINING & LEASING COMPANY
                    ---------------------------------------
                        changing the corporate name to
                    ---------------------------------------
                             OMO MINES CORPORATION
                    ---------------------------------------


                              DEPARTMENT OF STATE
                              Secretary's Office

                    =======================================

                            Filed this third day of
                       March, 1926
                       at 12:45 o'clock, P.M., and
                       certificate issued ______________
                       19____ Recorded in Book A-19
                       of Domestic Corporations
                       pages 269 and 270, records of the State
                       of Idaho.

                                        F. A. JETER
                                  ------------------------
                                        Secretary of State

                                  By    F. E. [ILLEGIBLE]
                                    ----------------------
                                               Chief Clerk
$5.00 filing
 1.60 recording
-----
$6.60
                                               INDEXED
                                               RECORDED
                                               COMPARED